Exhibit 99.1

AlTi Tiedemann Global Expands European Presence and enters Germany with Acquisition of Kontora

Transaction expands AlTi’s European presence through entry into key wealth hub of Germany,

which represents the third largest ultra-high-net-worth (“UHNW”) market in the world

NEW YORK, NY, March 06, 2025 – AlTi Global, Inc. (NASDAQ: ALTI) (“AlTi” or “AlTi Tiedemann Global”), a leading independent global wealth manager with over $77 billion in combined assets, announces the acquisition of Kontora Family Office GmbH (“Kontora”). Kontora is a multi-family office and asset management company headquartered in Hamburg, Germany focused on UHNW families, entrepreneurs and select institutions. The firm has assets under management (“AUM”) of approximately Є14 billion.

The acquisition further advances AlTi’s growth strategy to become the leading global independent wealth management platform for the UHNW, with targeted expertise in alternatives. This landmark transaction is the first European-based acquisition AlTi has executed following the strategic investment from Allianz X and Constellation Wealth Capital, having completed two US-based acquisitions in 2024. A portion of the funding from Allianz X was earmarked for AlTi’s expansion into Germany, reflecting the opportunity within the German wealth management market.

Kontora is a founder-run business with a close-to 20-year track record, offering a range of services including family office, investment office, and service office solutions, tailored to preserve and grow client wealth across generations. Kontora, which primarily serves clients in Germany and Austria, specializes in open and closed-end funds and alternative strategies, with a service office focused on the administration and structuring of financial assets for large family offices, foundations, and non-profits. As part of the transaction, it is expected that Co-Chief Executive Officers Stephan Buchwald and Dr. Patrick Maurenbrecher will reinvest a portion of the proceeds into AlTi and will undertake senior positions within AlTi to play a key role in the execution of AlTi’s strategy for the German market.

Michael Tiedemann, Chief Executive Officer of AlTi Tiedemann Global, said:

“Germany is a sophisticated and deep market with established wealth and a thriving entrepreneurial scene, and we look forward to working with Kontora to offer best-in-class global access and solutions with the service of a boutique family office. The continued backing from Allianz X reflects their conviction in AlTi’s ability to build a leading position in the UHNW segment and demonstrates their clear value as a strategic investor.”

Stephan Buchwald and Dr. Patrick Maurenbrecher, Co-Chief Executive Officers of Kontora, said:

"It is a natural next step to join AlTi, a like-minded, independent, and entrepreneurial business on a global scale. Their structure of a connected ecosystem, providing access to advice, solutions and innovative investment opportunities, mirrors our belief in the importance of bringing outstanding family office services to clients. Over the past years, it has been an exciting journey to build Kontora from scratch into one of Germany's leading independent family offices. Joining AlTi empowers us to drive our business forward with even greater momentum, while staying true to our core values, and allows us to provide our clients with unparalleled access to world-class investment opportunities at attractive terms, leveraging the significant scale benefits of AlTi's global platform.”

Robert Weeber, President, International Wealth Management for AlTi Tiedemann Global, said:

“We have always believed that being both global and local is key to meeting the complex needs of the UHNW, and in Kontora we have found the ideal partner to enter the attractive German market. We believe the combination of our global capabilities alongside Kontora’s deep local knowledge and expertise will support us to grow in this important market by offering increased global access and holistic independent wealth solutions to clients, including through our private markets partnership with Allianz X.”

The transaction is expected to close early in the second quarter of 2025 and remains subject to customary closing conditions.

Advisors

EY Germany is acting as financial due diligence provider to AlTi in connection with the acquisition and Milbank LLP is acting as legal advisor to AlTi.

Herax Partners LLP and PXR are acting as financial and legal advisors to Kontora, respectively.

About AlTi Global, Inc.

AlTi is a leading independent global wealth manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing. The firm currently manages or advises on over $77 billion in combined assets and has an expansive network with approximately 440 professionals across three continents. For more information, please visit us at www.alti-global.com.

Forward-Looking Statements

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investor Relations:

Lily Arteaga, Head of Investor Relations

investor@alti-global.com

Media Relations:

Georgia Brown / Emily Roy, Prosek

pro-alti@prosek.com